                                                             Exhibit 99











                           CBIS RETIREMENT AND SAVINGS PLAN
                 (As amended and restated effective January 1, 1997)

                                  TABLE OF CONTENTS

                           CBIS RETIREMENT AND SAVINGS PLAN
                                                                      PAGE

SECTION 1 - NAME AND PURPOSE OF PLAN
    1.1  Name      . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.2  Purpose   . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2 - GENERAL DEFINITIONS; GENDER AND NUMBER . . . . . . . . . .   1
    2.1  General Definitions . . . . . . . . . . . . . . . . . . . . .   1
         2.1.1     "Affiliated Employer" . . . . . . . . . . . . . . .   1
         2.1.2     "Approved Absence". . . . . . . . . . . . . . . . .   1
         2.1.3     "Auxco Account" . . . . . . . . . . . . . . . . . .   2
         2.1.4     "Beneficiary" . . . . . . . . . . . . . . . . . . .   2
         2.1.5     "CBIS". . . . . . . . . . . . . . . . . . . . . . .   2
         2.1.6     "CBIS Federal Account"  . . . . . . . . . . . . . .   2
         2.1.7     "CBIS Federal Plan" . . . . . . . . . . . . . . . .   2
         2.1.8     "Cincinnati Bell Shares"  . . . . . . . . . . . . .   2
         2.1.9     "Committee" . . . . . . . . . . . . . . . . . . . .   2
         2.1.10    "Company" . . . . . . . . . . . . . . . . . . . . .   2
         2.1.11    "Covered Compensation". . . . . . . . . . . . . . .   2
         2.1.12    "Covered Employee". . . . . . . . . . . . . . . . .   3
         2.1.13    "Employee". . . . . . . . . . . . . . . . . . . . .   3
         2.1.14    "Employer Contribution Account" . . . . . . . . . .   3
         2.1.15    "Entry Date". . . . . . . . . . . . . . . . . . . .   3
         2.1.16    "ERISA" . . . . . . . . . . . . . . . . . . . . . .   3
         2.1.17    "ISD Account" . . . . . . . . . . . . . . . . . . .   3
         2.1.18    "Normal Retirement Date". . . . . . . . . . . . . .   3
         2.1.19    "Participant" . . . . . . . . . . . . . . . . . . .   4
         2.1.20    "Plan Accounts" . . . . . . . . . . . . . . . . . .   4
         2.1.21    "Plan Year" . . . . . . . . . . . . . . . . . . . .   4
         2.1.22    "Retirement Savings Plan" . . . . . . . . . . . . .   4
         2.1.23    "Retirement Savings Plan Account" . . . . . . . . .   4
         2.1.24    "Rollover Account". . . . . . . . . . . . . . . . .   4
         2.1.25    "Salary Deferral Account" . . . . . . . . . . . . .   4
         2.1.26    "Savings and Security Plan" . . . . . . . . . . . .   4
         2.1.27    "Savings and Security Plan Account" . . . . . . . .   4
         2.1.28    "Total Disability". . . . . . . . . . . . . . . . .   4
         2.1.29    "Trust" . . . . . . . . . . . . . . . . . . . . . .   4

                                  TABLE OF CONTENTS
                                     (continued)

                                                                      PAGE

         2.1.30    "Trustee" . . . . . . . . . . . . . . . . . . . . .   4
         2.1.31    "Valuation Date". . . . . . . . . . . . . . . . . .   4
         2.1.32    "Voluntary Contribution Account". . . . . . . . . .   5
    2.2  Gender and Number . . . . . . . . . . . . . . . . . . . . . .   5

SECTION 3 - CREDITED SERVICE . . . . . . . . . . . . . . . . . . . . .   5
    3.1  Eligibility Service . . . . . . . . . . . . . . . . . . . . .   5
    3.2  Vesting Service . . . . . . . . . . . . . . . . . . . . . . .   5
    3.3  Break in Service. . . . . . . . . . . . . . . . . . . . . . .   6
    3.4  Hours of Service. . . . . . . . . . . . . . . . . . . . . . .   6
    3.5  Service with Predecessor Entities . . . . . . . . . . . . . .   7

SECTION 4 - ELIGIBILITY AND PARTICIPATION. . . . . . . . . . . . . . .   8
    4.1  Eligibility . . . . . . . . . . . . . . . . . . . . . . . . .   8
    4.2  Participation . . . . . . . . . . . . . . . . . . . . . . . .   8
    4.3  Merger of ISD Plan. . . . . . . . . . . . . . . . . . . . . .   8

SECTION 5 - CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . .   8
    5.1  Salary Deferral Contributions . . . . . . . . . . . . . . . .   8
    5.2  Basic Company Contributions . . . . . . . . . . . . . . . . .   9
    5.3  Discretionary Company Contributions . . . . . . . . . . . . .   9
    5.4  Rollover Contributions. . . . . . . . . . . . . . . . . . . . .10
    5.5  Voluntary Post-Tax Contributions. . . . . . . . . . . . . . . .10
    5.6  Mistake of Fact; Disallowance of Deduction. . . . . . . . . . .11
    5.7  Application of Forfeitures. . . . . . . . . . . . . . . . . . .11

SECTION 6 - LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS . . . . . . . .11
    6.1  Section 404 Limitations . . . . . . . . . . . . . . . . . . . .11
    6.2  Section 401(k) Limitations. . . . . . . . . . . . . . . . . . .11
    6.3  Section 401(m) Limitations. . . . . . . . . . . . . . . . . . .12
    6.4  Section 401(m) Alternate Limitations. . . . . . . . . . . . . .14
    6.5  Maximum Annual Additions. . . . . . . . . . . . . . . . . . . .14
    6.5A Maximum Plan Benefit -- Combined Limitation for This Plan and
         Other Defined Benefit Plans . . . . . . . . . . . . . . . . . .15
    6.6  Highly Compensated Employee . . . . . . . . . . . . . . . . . .17
    6.7  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . .17

                                  TABLE OF CONTENTS
                                     (continued)

                                                                      PAGE

    6.8  Section 402(g) Limitation . . . . . . . . . . . . . . . . . . .18
    6.9  Eligible Employee . . . . . . . . . . . . . . . . . . . . . . .19
    6.10 Military Service. . . . . . . . . . . . . . . . . . . . . . . .19

SECTION 7 - ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . .19
    7.1  Salary Deferral Accounts. . . . . . . . . . . . . . . . . . . .19
    7.2  Employer Contribution Accounts. . . . . . . . . . . . . . . . .19
    7.3  Rollover Accounts . . . . . . . . . . . . . . . . . . . . . . .20
    7.4  Auxco Accounts. . . . . . . . . . . . . . . . . . . . . . . . .20
    7.5  Retirement Savings Plan Accounts. . . . . . . . . . . . . . . .20
    7.6  Savings and Security Plan Accounts. . . . . . . . . . . . . . .22
    7.7  CBIS Federal Accounts . . . . . . . . . . . . . . . . . . . . .23
    7.8  Voluntary Contribution Accounts . . . . . . . . . . . . . . . .23
    7.9  ISD Accounts. . . . . . . . . . . . . . . . . . . . . . . . . .23
    7.10 Voting Cincinnati Bell Shares . . . . . . . . . . . . . . . . .24
    7.11 Valuations and Adjustments. . . . . . . . . . . . . . . . . . .24
    7.12 Consolidation of Plan Accounts. . . . . . . . . . . . . . . . .24
    7.13 CBIS Federal Employees. . . . . . . . . . . . . . . . . . . . .24

SECTION 8 - DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . .25
    8.1  General . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
    8.2  Normal Retirement . . . . . . . . . . . . . . . . . . . . . . .25
    8.3  Disability Retirement . . . . . . . . . . . . . . . . . . . . .25
    8.4  Death During  Employment. . . . . . . . . . . . . . . . . . . .25
    8.5  Vested Terminations . . . . . . . . . . . . . . . . . . . . . .25
    8.6  Other Terminations. . . . . . . . . . . . . . . . . . . . . . .26
    8.7  Deferred Distributions. . . . . . . . . . . . . . . . . . . . .26
    8.8  Reemployment. . . . . . . . . . . . . . . . . . . . . . . . . .27
    8.9  Form of Distribution. . . . . . . . . . . . . . . . . . . . . .27
    8.10 Alternate Payees. . . . . . . . . . . . . . . . . . . . . . . .27
    8.11 Auxco Accounts. . . . . . . . . . . . . . . . . . . . . . . . .27
    8.12 Savings and Security Plan Accounts. . . . . . . . . . . . . . .28
    8.13 CBIS Federal Accounts . . . . . . . . . . . . . . . . . . . . .28

                                  TABLE OF CONTENTS
                                     (continued)

                                                                      PAGE

    8.14 Distribution Requirements . . . . . . . . . . . . . . . . . . .29
    8.15 Waiver Election . . . . . . . . . . . . . . . . . . . . . . . .32
    8.16 Direct Rollovers. . . . . . . . . . . . . . . . . . . . . . . .33
    8.17 Missing Participants. . . . . . . . . . . . . . . . . . . . . .33

SECTION 9 - WITHDRAWALS DURING EMPLOYMENT; LOANS . . . . . . . . . . . .34
    9.1  Withdrawals After Normal Retirement Date. . . . . . . . . . . .34
    9.2  Withdrawals Prior to Normal Retirement Date . . . . . . . . . .34
    9.3  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
    9.4  Transfer to Related Plans . . . . . . . . . . . . . . . . . . .36

SECTION 10 - TOP-HEAVY PROVISIONS. . . . . . . . . . . . . . . . . . . .37
    10.1 General . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
    10.2 Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .37
    10.3 Minimum Contributions . . . . . . . . . . . . . . . . . . . . .39
    10.4 Minimum Vesting . . . . . . . . . . . . . . . . . . . . . . . .40
    10.5 Adjustments to Section 415 Limitations. . . . . . . . . . . . .40

SECTION 11 - ADMINISTRATION OF THE PLAN. . . . . . . . . . . . . . . . .41
    11.1 Appointment of Committee. . . . . . . . . . . . . . . . . . . .41
    11.2 Service of Process. . . . . . . . . . . . . . . . . . . . . . .41
    11.3 Compensation of Committee . . . . . . . . . . . . . . . . . . .41
    11.4 Rules of Plan . . . . . . . . . . . . . . . . . . . . . . . . .41
    11.5 Named Fiduciary . . . . . . . . . . . . . . . . . . . . . . . .41
    11.6 Agents and Employees. . . . . . . . . . . . . . . . . . . . . .41
    11.7 Records . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
    11.8 Delegation of Authority . . . . . . . . . . . . . . . . . . . .42
    11.9 Benefit Claims. . . . . . . . . . . . . . . . . . . . . . . . .42
    11.10  Eligibility . . . . . . . . . . . . . . . . . . . . . . . . .42
    11.11  Non-Discrimination. . . . . . . . . . . . . . . . . . . . . .42
    11.12  Indemnification . . . . . . . . . . . . . . . . . . . . . . .42

SECTION 12 - MANAGEMENT OF ASSETS. . . . . . . . . . . . . . . . . . . .43

                                  TABLE OF CONTENTS
                                     (continued)

                                                                      PAGE

SECTION 13 - AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . .43
    13.1 Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . .43
    13.2 Termination . . . . . . . . . . . . . . . . . . . . . . . . . .43

SECTION 14 - MERGERS AND CONSOLIDATIONS. . . . . . . . . . . . . . . . .44

SECTION 15 - NON-ALIENATION OF BENEFITS. . . . . . . . . . . . . . . . .44

SECTION 16 - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .44
    16.1 Delegation. . . . . . . . . . . . . . . . . . . . . . . . . . .44
    16.2 Plan Administrator and Sponsor. . . . . . . . . . . . . . . . .44
    16.3 Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . .45
    16.4 Severability of Provisions. . . . . . . . . . . . . . . . . . .45
    16.5 Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . .45
    16.6 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .45

                           CBIS RETIREMENT AND SAVINGS PLAN

                 (As amended and restated effective January 1, 1997)

                                      SECTION 1

                               NAME AND PURPOSE OF PLAN

    1.1 NAME. The plan set forth herein shall be known as the CBIS Retirement and Savings Plan (the "Plan").

    1.2 PURPOSE. The Plan is designated as a plan intended to qualify as a profit sharing plan under section 401(a) of the Internal Revenue Code of 1986 (the "Code").

                                      SECTION 2

                        GENERAL DEFINITIONS; GENDER AND NUMBER

    2.1 GENERAL DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

         2.1.1 "Affiliated Employer" means CBIS, each corporation which is a member of a controlled group of corporations (within the meaning of section 414(b) of the Code as modified by section 415(h) of the Code) which includes CBIS, each trade or business (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code as modified by section 415(h) of the Code) with CBIS, each member of an affiliated service group (within the meaning of section 414(m) of the Code) which includes CBIS and each other entity required to be aggregated with CBIS under section 414(o) of the Code.

         2.1.2 "Approved Absence" means an absence from active service with an Affiliated Employer by reason of a vacation or leave of absence approved by the Affiliated Employer, any absence from active service with an Affiliated Employer while employment rights with the Affiliated Employer are protected by law and any other absence from active service with an Affiliated Employer which does not constitute a termination of employment with the Affiliated Employer under rules adopted by the Affiliated Employer and applied in a uniform and nondiscriminatory manner.

         2.1.3 "Auxco Account" means the bookkeeping account established for a Participant in accordance with the provisions of Section 7.4.

         2.1.4 "Beneficiary" means the person or entity designated by a Participant, on forms furnished and in the manner prescribed by the Committee, to receive any benefit payable under the Plan after the Participant's death. If a Participant fails to designate a beneficiary or if, for any reason, such designation is not effective, his "Beneficiary" shall be his surviving spouse, or, if none, his estate. Notwithstanding the foregoing, the "Beneficiary" of a married Participant shall be deemed to be his spouse unless (a) he has designated another person or entity as his beneficiary and his spouse has consented to such designation in a written consent which acknowledges the effect of such designation and is witnessed by a Plan representative or notary public or (b) his spouse cannot be located.

         2.1.5      "CBIS" means Cincinnati Bell Information Systems Inc.

         2.1.6 "CBIS Federal Account" means the bookkeeping account established for a Participant in accordance with the provisions of Section 7.7.

         2.1.7 "CBIS Federal Plan" means the CBIS Federal Inc. Profit Sharing and Tax Deferred Savings Plan.

         2.1.8 "Cincinnati Bell Shares" means common shares of Cincinnati Bell Inc.

         2.1.9 "Committee" means the Committee appointed to administer the Plan in accordance with the provisions of Section 11.

         2.1.10 "Company" means (a) prior to November 1, 1994, CBIS, CBIS Federal, Inc., CBIS International Inc. and CBIS International Services Inc.; and (b) after October 31, 1994, CBIS, CBIS International Inc. and CBIS International Services Inc.

         2.1.11 "Covered Compensation" means, with respect to any Participant, for any computation period, the total salary, hourly wages, merit awards, pay in lieu of vacation, holiday differential pay, disability pay, commissions and bonuses paid to him by a Company during the computation period for services rendered as a Covered Employee, plus the additional amount of such compensation that the Company would have paid to the Participant during the computation period for services rendered as a Covered Employee if the Participant had not entered into a cash or deferred arrangement described in section 401(k) of the Code or elected non-taxable benefits under a cafeteria plan described in section 125 of the Code, but excluding "spot" bonuses, referral bonuses, severance pay, relocation pay, imputed income and any other special form of pay. In the case of a Participant on international assignment, his Covered Compensation shall not be increased or decreased by reason of any international service adjustments. For purposes of the Plan, (a) an Employee's "Covered Compensation" for any Plan Year prior to 1994 shall not be deemed to exceed $200,000 or such greater amount as may be permitted for such Plan Year under section 401(a)(17) of the Code and (b) an Employee's compensation for any Plan

Year after 1993 shall not be deemed to exceed $150,000 or such greater amount as may be permitted for such Plan Year under section 401(a)(17) of the Code. In determining the compensation of a Participant for purposes of the foregoing limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal decedents of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, either of the foregoing limitations is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this Section 2.1.11 prior to the application of the limitation. Prior to January 1, 1989, the provisions of this Section 2.1.11 shall apply only in Plan Years when the Plan is Top-Heavy.

         2.1.12 "Covered Employee" means an Employee who is employed by a Company; provided that the term "Covered Employee" shall not include (a) any Employee who is a member of a collective bargaining unit unless and until his participation in the Plan has been approved under a collective bargaining agreement, (b) any person who is a "leased employee" within the meaning of section 414(n) of the Code, (c) any Employee (other than a Foreign Service Employee) who is employed at a location which is not within one of the States of the United States or (d) any Employee who is a Rotational Employee. For the purpose of this Section 2.1.12, "Foreign Service Employee" means an Employee who is a citizen of the United States and who has been classified by the Company which employs him as a Foreign Service Employee and "Rotational Employee" means an Employee who is a nonresident alien employed within one of the States of the United States for a period not expected to exceed three years.

         2.1.13 "Employee" means any person who is a common law employee of an Affiliated Employer, including any such person who is absent from active service with an Affiliated Employer by reason of an Approved Absence.

         2.1.14 "Employer Contribution Account" means the bookkeeping account established for a Participant in accordance with the provisions of
Section 7.2.

         2.1.15 "Entry Date" means January 1, 1994 and the first day of each calendar month after January 1, 1994.

         2.1.16 "ERISA" means the Employee Retirement Income Security Act of 1974.

         2.1.17 "ISD Account" means the bookkeeping account established for a Participant in accordance with the provisions of Section 7.9.

         2.1.18 "Normal Retirement Date" means the date on which a Participant attains age 59-1/2.

         2.1.19 "Participant" means a person who was a Participant in the Plan on December 31, 1993, or who thereafter becomes a Participant in the Plan in accordance with the provisions of Section 4, and who remains a Participant.

         2.1.20 "Plan Accounts" means, collectively, all outstanding Salary Deferral Accounts, Employer Contribution Accounts, Rollover Accounts, Auxco Accounts, ISD Accounts, Retirement Savings Plan Accounts, Savings and Security Plan Accounts, CBIS Federal Accounts and Voluntary Contribution Accounts maintained for a Participant.

         2.1.21    "Plan Year" means the calendar year.

         2.1.22 "Retirement Savings Plan" means Cincinnati Bell Inc. Retirement Savings Plan.

         2.1.23 "Retirement Savings Plan Account" means the bookkeeping account established for a Participant in accordance with the provisions of
Section 7.5.

         2.1.24 "Rollover Account" means the bookkeeping account established for a Participant in accordance with the provisions of Section 7.3.

         2.1.25 "Salary Deferral Account" means the bookkeeping account established for a Participant in accordance with the provisions of Section 7.1.

         2.1.26 "Savings and Security Plan" means Cincinnati Bell Inc. Savings and Security Plan.

         2.1.27 "Savings and Security Plan Account" means the bookkeeping account established for a Participant in accordance with the provisions of
Section 7.6.

         2.1.28 "Total Disability" means a physical or mental disability which, in the opinion of a physician selected or first approved by the Committee, disables the Participant from performing his duties as an Employee and is expected to continue for one year or longer.

         2. 1.29   "Trust" means the trust established in conjunction with
the Plan.

         2.1.30 "Trustee" means the person or corporation serving as trustee of the Trust.

         2.1.31 "Valuation Date" means the last day of each Plan Year and such other dates as may be selected by the Committee for the valuation of the Trust assets.

         2.1.32 "Voluntary Contribution Account" means the bookkeeping account established for a Participant in accordance with the provisions of
Section 7.8.

    2.2 GENDER AND NUMBER. For purposes of the Plan, words used in any gender shall include all other genders, words used in the singular form shall include the plural form and words used in the plural form shall include the singular form, as the context may require.


                                      SECTION 3

                                  CREDITED SERVICE

    3.1 ELIGIBILITY SERVICE. Each Employee who has completed at least 1,000 Hours of Service during the 12-month period commencing on the day he first performs an Hour of Service for an Affiliated Employer shall be credited with one year of Eligibility Service as of the last day of such 12-month period. Each Employee who fails to complete at least 1,000 Hours of Service during the 12-month period commencing on the day he first performs an Hour of Service for an Affiliated Employer shall be credited with one year of Eligibility Service as of the last day of the first Plan Year (commencing on or after the day he first performs an Hour of Service for an Affiliated Employer) during which he completes at least 1,000 Hours of Service. Notwithstanding the foregoing, if an Employee who does not have any nonforfeitable right under the Plan to an accrued benefit derived from Affiliated Employer contributions has a Break in Service of at least five years and if the number of Plan Years during such Break in Service equals or exceeds the number of his years of Eligibility Service on the day preceding such Break in Service (excluding any years of Eligibility Service prior to such Break in Service not required to be taken into account by reason of a prior Break in Service), his years of Eligibility Service prior to such Break in Service shall be disregarded for purposes of determining his eligibility to become a Participant in the Plan.

    3.2 VESTING SERVICE. Each Employee shall be credited with one year of Vesting Service for each Plan Year during which he completes at least 1,000 Hours of Service. Notwithstanding the foregoing, if an Employee who does not have any nonforfeitable right under the Plan to an accrued benefit derived from Affiliated Employer contributions has a Break in Service of at least five years and if the number of Plan Years during such Break in Service equals or exceeds the number of his years of Vesting Service on the day preceding such Break in Service (excluding any years of Vesting Service prior to such Break in Service not required to be taken into account by reason of a prior Break in Service), his years of Vesting Service prior to such Break in Service shall be disregarded for purposes of the Plan.

    3.3 BREAK IN SERVICE. For purposes of the Plan, the term "Break in Service" means a period of one or more consecutive Plan Years during each of which an Employee fails to complete more than 500 Hours of Service.

    3.4  HOURS OF SERVICE.  Subject to the rules contained in 29 CFR
Section 2530.200b-2(b) and (c) (which are incorporated herein by reference), an Employee's "Hours of Service" shall be computed as follows:

         3.4.1 One Hour of Service shall be credited for each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Employer during the applicable computation period.

         3.4.2 One Hour of Service shall be credited for each hour for which an Employee is paid, or entitled to payment, by an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence:

              (a) No more than 501 Hours of Service are required to be credited under this Section 3.4.2 to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

              (b) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws; and

              (c) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this Section 3.4.2, a payment shall be deemed to be made by or due from an Affiliated Employer regardless of whether such payment is made by or due from the Affiliated Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Affiliated Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

         3.4.3 One Hour of Service shall be credited for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer. The same hours of service shall not be credited both under Section 3.4.1 or Section 3.4.2, as the case may be, and under this Section 3.4.3. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Section 3.4.2 shall be subject to the limitations set forth in that Section.

         3.4.4 For purposes only of determining whether an Employee has incurred a Break in Service, if the Employee is absent from work for an Affiliated Employer (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (d) for purposes of caring for such a child for a period beginning immediately following such a birth or placement, and the Employee is not paid or entitled to be paid for such absence, the Employee will be credited with one Hour of Service for each hour which the Employee would normally have been scheduled for work but for such absence, or, if the Employee does not have a regular work schedule, with eight Hours of Service for each day of such absence. Notwithstanding the preceding sentence:

              (i) No more than 501 Hours of Service will be credited under this Section 3.4.4 to an Employee on account of any single continuous period of such an absence;

              (ii) Any Hours of Service which are to be credited to an Employee under this Section 3.4.4 by reason of a single continuous period of absence will be credited for the Plan Year in which such absence begins if the Employee would be prevented from incurring a Five Year Break in Service with respect to such Plan Year solely because of such crediting. Otherwise, such Hours of Service will be credited for the Plan Year next following the Plan Year in which such absence begins; and

              (iii)  No Hours of Service will be credited under this Section
3.4.4 to an Employee unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish that the applicable absence from work is for reasons referred to in the first sentence of this Section 3.4.4 and the number of days for which there was such an absence. The same Hours of Service shall not be credited both under
Section 3.4.1, 3.4.2 or 3.4.3 above and under this Section 3.4.4.

    3.5 SERVICE WITH PREDECESSOR ENTITIES. For purposes of the Plan, (a) effective January 1, 1996, service with Information Systems Development Partnership and its predecessor, Information Systems Development, Inc., shall be deemed to have been service with an Affiliated Employer; and (b) effective September 6, 1996, service with International Computer Systems, Inc. prior to such date shall be deemed to have been service with an Affiliated Employer.

                                     SECTION 4
                            ELIGIBILITY AND PARTICIPATION

    4.1 ELIGIBILITY. The following Employees shall be eligible to become Participants in the Plan:

         4.1.1 Each Employee (a) who is a Covered Employee (b) who was a Covered Employee employed by CBIS, CBIS International Inc. or CBIS International Services Inc. on December 31, 1991 and (c) who has been credited with at least one year of Eligibility Service.

         4.1.2 Each Employee (a) who is a Covered Employee, (b) who has attained age 21 and (c) who has been credited with at least one year of Eligibility Service.

    4.2 PARTICIPATION. Each Employee may elect to become a Participant in the Plan on any Entry Date on which he satisfies all of the eligibility requirements of Section 4.1.1 or 4.1.2 by completing a form provided by the Committee and filing such form with the Committee within the time provided by the Committee. Each Participant shall remain a Participant so long as he remains an Employee and until his Plan Accounts have been fully distributed or forfeited.

    4.3 MERGER OF ISD PLAN. Upon the merger of the ISD Partnership 401(k) Retirement Savings Plan ("ISD Plan") into this Plan, (a) each participant in the ISD Plan ("ISD Participant") who has not previously become a Participant in this Plan shall thereupon become a Participant in this Plan; and (b) the balance in each ISD Participant's ISD Plan account shall be credited to an ISD Account under this Plan.


                                      SECTION 5

                                    CONTRIBUTIONS

    5.1 SALARY DEFERRAL CONTRIBUTIONS. Each Participant may authorize salary deferral contributions, of up to such percentage of his Covered Compensation as may be fixed by the Committee from time to time, by completing a form supplied by the Committee and filing such form with the Committee within the time prescribed by the Committee. A Participant may change his authorization for salary deferral contributions from one permissible percentage to another at such times as the Committee may direct by completing a form supplied by the Committee and filing such form with the Committee within the time prescribed by the Committee. A Participant may suspend his authorization for salary deferral contributions at such times as the Committee may direct by completing a form provided by the Committee and filing such form with the Committee within the time prescribed by the Committee. A Participant who has suspended his authorization for salary deferral contributions may again authorize salary deferral contributions by completing and signing a form provided by the Committee and filing such form with the Committee within the time prescribed by the Committee. Subject to the limitations contained in Section 6, (a) the amount of Covered Compensation otherwise payable to each Participant on or after January 1, 1994 shall be reduced by the amount of the salary deferral contributions authorized by the Participant with respect to such Covered Compensation and (b) the Companies shall contribute to the Plan, for each such Participant, an amount equal to the amount by which his Covered Compensation has been reduced. Salary deferral contributions under this Section 5.1 shall be paid to the Trustee no less frequently than monthly. Salary deferral contributions under this
Section 5.1 shall be made in cash.

    5.2 BASIC COMPANY CONTRIBUTIONS. Effective July 1, 1995, the Companies shall contribute to the Plan, for each Participant who authorized salary deferral contributions under Section 5.1, an amount equal to the lesser of (a) 4% of the Participant's Covered Compensation with respect to which salary deferral contributions were authorized or (b) 66-2/3% of the amount of the salary deferral contributions made with respect to such Covered Compensation under Section 5.1, subject to the limitations contained in Section 6. The Companies' contributions for any payroll period under this Section 5.2 shall be paid to the Trustee no less frequently than monthly. The Companies' contributions under this Section 5.2 may be made in cash or Cincinnati Bell Shares. Notwithstanding the foregoing, in the event of a distribution of a Participant's salary deferral contributions under Section 6.2, any Company contributions (and earnings thereon) under this Section 5.2 which are attributable to such distributed contributions also shall be distributed to the Participant at the same time; provided, however, that if such Company contributions (and earnings thereon) would have been subject to forfeiture if the Participant had ceased to be an Employee, such contributions and earnings shall not be distributed but shall be forfeited.

    5.3 DISCRETIONARY COMPANY CONTRIBUTIONS. For the six-month period ending June 30, 1995, the Companies shall contribute to the Plan, for each Participant who is entitled to share in the Companies' contributions for such period, such percentage of that portion of the Participant's base salary deferral contributions for such period under Section 5.1 as CBIS, in its sole discretion, may determine, subject to the limitations contained in Section 6. For purposes of this Section 5.3, "base salary deferral contributions" means that portion of a Participant's salary deferral contributions for the six-month period ending June 30, 1995 not in excess of 6% of his Covered Compensation for such period. For purposes of this Section 5.3, the following Participants shall be entitled to share in the Companies' contributions for the six-month period ending June 30, 1995: (a) each Participant who is an Employee on the last day of such period and (b) each Participant who ceased to be an Employee during such period by reason of his retirement at or after age 59-1/2, Total Disability or death. The Companies' contributions for the six-month period ending June 30, 1995 under this Section 5.3 shall be paid to the Trustee within the time required to permit the deduction of such contributions on the consolidated federal income tax return of Cincinnati Bell Inc. for the 1995
Plan Year. The Companies' contributions under this Section 5.3 may be made in cash or Cincinnati Bell Shares. Notwithstanding the foregoing, in the event of a distribution of a Participant's salary deferral contributions under Section 6.2, any Company contributions (and earnings thereon) under this Section 5.3 which are attributable to such distributed contributions also shall be distributed to the Participant at the same time; provided, however, that if such Company contributions (and earnings thereon) would have been subject to forfeiture if the Participant had ceased to be an Employee, such contributions and earnings shall not be distributed but shall be forfeited.

    5.4 ROLLOVER CONTRIBUTIONS. With the consent of the Committee, a Covered Employee may make a rollover contribution to the Trust as described in section 401(a)(5), 403(a)(4) or 408(d)(3) of the Code; provided that no Covered Employee may roll over any amounts which were previously deducted by him under section 219 of the Code. Any rollover contribution must be made in cash. A Covered Employee who makes a rollover contribution under this Section 5.4 prior to becoming a Participant shall thereupon become a Participant, provided that such Participant may not authorize contributions under Section 5.1 or 5.5 or share in Company contributions under Section 5.2 or 5.3 prior to the date on which his participation otherwise would have commenced under Section 4.2.

    5.5 VOLUNTARY POST-TAX CONTRIBUTIONS. Effective January 1, 1994, each Participant may authorize voluntary post-tax contributions, of up to such percentage of his Covered Compensation as may be fixed by the Committee from time to time, by completing a form supplied by the Committee and filing such form with the Committee within the time prescribed by the Committee. A Participant may change his authorization for voluntary post-tax contributions from one permissible percentage to another at such times as the Committee may direct by completing a form supplied by the Committee and filing such form with the Committee within the time prescribed by the Committee. A Participant may suspend his authorization for voluntary post-tax contributions at such times as the Committee may direct by completing a form provided by the Committee and filing such form with the Committee within the time prescribed by the Committee. A Participant who has suspended his authorization for voluntary post-tax contributions may again authorize voluntary post-tax contributions by completing and signing a form provided by the Committee and filing such form with the Committee within the time prescribed by the Committee. Subject to the limitations contained in Section 6, the Companies shall deduct from each Participant's Covered Compensation and contribute to the Plan, for the Participant, the amount of the voluntary post-tax contributions authorized by the Participant. Voluntary post-tax contributions under this Section 5.5 shall be paid to the Trustee no less frequently than monthly. Voluntary post-tax contributions under this Section
5.5 shall be made in cash.

    5.6 MISTAKE OF FACT; DISALLOWANCE OF DEDUCTION. Any contribution made by a Company by reason of a mistake of fact or conditioned on its deductibility under section 404 of the Code, to the extent disallowed, may be repaid to the Company, at the Company's election, provided that such repayment is made within one year after the mistaken payment of the contribution or within one year of the disallowance of the deduction. Earnings attributable to such contributions may not be paid to the Company, but any losses attributable thereto shall reduce the amount which may be repaid. All Company contributions shall be conditioned on their deductibility under section 404 of the Code.

    5.7 APPLICATION OF FORFEITURES. Any forfeitures arising under the Plan in any Plan Year shall be applied first, to make any restorals called for under
Section 8.6 and second, to reduce the contributions otherwise required of the Company which last employed the Participant immediately prior to the forfeiture under the Plan. Any forfeitures which cannot be so applied shall be allocated as additional Company contributions for such Plan Year under Section 5.3.


                                      SECTION 6

                     LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

    6.1 SECTION 404 LIMITATIONS. In no event shall the Companies' total contributions to the Plan for any Plan Year under Sections 5.1, 5.2 and 5.3 exceed 15% of the Compensation of those Participants who are entitled to share in the Companies' contributions under such Sections for such Plan Year. If the Companies' total contributions for any Plan Year could exceed the limitation described in the preceding sentence, the following adjustments shall be made in the following order so that such limitations are not exceeded: first, the amounts to be contributed under Section 5.3 shall be reduced proportionately; second, the amounts to be contributed under Section 5.2 shall be reduced proportionately; and, third, the amounts to be contributed under Section 5.1 shall be reduced proportionately.

    6.2 SECTION 401(k) LIMITATIONS. If for any Plan Year the Companies' contributions under Section 5.1 on behalf of those Participants who are Highly Compensated Employees exceed both the limitation contained in Section 6.2.1 and the limitation contained in Section 6.2.2, the contributions on behalf of such Participants (together with the earnings thereon) shall, to the extent necessary to insure that at least one of such limitations will not be exceeded, be distributed to such Participants prior to the end of the following Plan Year. Distributions shall be made on the basis of the dollar amount of the contributions made under Section 5.1 by or on behalf of such Participants, beginning with the highest dollar amount.

         6.2.1 The Average Deferral Percentage for those Eligible Employees who are Highly Compensated Employees must not be more than the Average Deferral Percentage of all other Eligible Employees multiplied by 1.25.

         6.2.2 The excess of the Average Deferral Percentage for those Eligible Employees who are Highly Compensated Employees over the Average Deferral Percentage of all other Eligible Employees must not be more than two percentage points and the Average Deferral Percentage for those Eligible Employees who are Highly Compensated Employees must not be more than the Average Deferral Percentage of all other Eligible Employees multiplied by two.

Notwithstanding the foregoing, at the election of CBIS, in lieu of making distributions to those Participants who are Highly Compensated Employees, (a) the salary deferral contributions which would otherwise be distributed shall be recharacterized as voluntary post-tax contributions (subject to the limitations contained in Sections 6.3 and 6.4) or (b) the Companies may make special contributions on behalf of those Participants who are not Highly Compensated Employees in an amount sufficient to satisfy the limitations of
Section 6.2.1 or 6.2.2. Such special contributions shall be allocated among the Salary Deferral Accounts of those Participants who are entitled to share in the Company's contributions under Section 5.1 for the Plan Year and who are not Highly Compensated Employees in the proportion that each such Participant's salary deferral contributions under Section 5.1 for the Plan Year bears to all such Participants' salary deferral contributions under
Section 5.1 for the Plan Year. For purposes of the Plan, (a) the "Average Deferral Percentage" for a specified group of Eligible Employees shall be the average of such Eligible Employees' Individual Deferral Percentages and (b) "Individual Deferral Percentage" means, with respect to any Eligible Employee for any Plan Year, the ratio of the salary deferral contributions paid to the Plan for the Eligible Employee under Section 5.1 to the Eligible Employee's Compensation for such Plan Year. For purposes of determining the Individual Deferral Percentage of an Eligible Employee who is a Highly Compensated Employee, this Plan and all other 401(k) plans maintained by any Affiliated Employer in which the Eligible Employee is eligible to participate shall be treated as a single plan. In the event this Plan must be combined with one or more plans (other than an employee stock ownership plan described in section 4975(e)(7) of the Code) in order to satisfy the requirements of section 401(a)(4) or 410(b) of the Code (other than the average benefits test described in section 410(b)(2)(A)(ii) of the Code), then all cash or deferred arrangements that are included in such plans shall be treated as a single arrangement for purposes of section 401(k) of the Code.

    6.3 SECTION 401(m) LIMITATIONS. If for any Plan Year the total contributions under Sections 5.2, 5.3 and 5.5 by or on behalf of those Participants who are Highly Compensated Employees exceed both the limitation contained in Section 6.3.1 and the limitation contained in Section 6.3.2, the contributions on behalf by such Participants under Sections 5.2, 5.3 and 5.5 (together with the earnings thereon) shall, to the extent necessary to insure that at least one of such limitations will not be exceeded, be distributed to such Participants prior to the end of the following Plan Year, beginning with contributions under Section 5.5. Distributions shall be made on the basis of the dollar amount of the contributions made by or on behalf of such Participant under Sections 5.2, 5.3 and 5.5, beginning with the highest dollar amount. Forfeitures under this Section 6.3 may not be allocated to Participants whose contributions are reduced under this Section 6.3.

         6.3.1  The Average Contribution Percentage for those Eligible
Employees who are Highly Compensated Employees must be not more than the Average Contribution Percentage of all other Eligible Employees multiplied by 1.25.

         6.3.2 The excess of the Average Deferral Percentage for those Eligible Employees who are Highly Compensated Employees over the Average Deferral Percentage of all other Eligible Employees must not be more than two percentage points and the Average Deferral Percentage for those Eligible Employees who are Highly Compensated Employees must not be more than the Average Deferral Percentage of all other Eligible Employees multiplied by two.

Notwithstanding the foregoing, at the election of CBIS, in lieu of making distributions to those Participants who are Highly Compensated Employees, the Companies may make special contributions on behalf of those Participants who are not Highly Compensated Employees in an amount sufficient to satisfy the limitations of Section 6.3.1 or 6.3.2. Such special contributions shall be allocated among the Employer Contribution Accounts of those Participants who are entitled to share in the Company's contributions under Section 5.1 for the Plan Year and who are not Highly Compensated Employees in the proportion that each such Participant's salary deferral contributions under Section 5.1 for the Plan Year bears to all such Participants' salary deferral contributions under Section
5.1 for the Plan Year. That portion of any Employer Contribution Account which is attributed to special contributions under this Section 6.3 shall at all times be fully vested and non-forfeitable. For purposes of the Plan, (a) the "Average Contribution Percentage" for a specified group of Eligible Employees, grouped by Compensation, shall be the average of such Eligible Employees' Individual Contribution Percentages and (b) "Individual Contribution Percentage" means, with respect to any Eligible Employee for any Plan Year, the ratio of the contributions paid to the Plan by or on behalf of the Eligible Employee under Sections 5.2, 5.3 and 5.5 to the Eligible Employee's Compensation for such Plan Year. The Average Contribution Percentage for any Highly Compensated Employee for any Plan Year who is eligible to have matching employer contributions made on his behalf or to make after-tax contributions under one or more plans described in section 401(a) of the Code (other than an employee stock ownership plan described in section 4975(e)(7) of the Code) maintained by any Affiliated Employer in addition to this Plan shall be determined as if all such contributions were made to this Plan. In the event that this Plan must be combined with one or more other plans (other than an employee stock ownership plan described in section 4975(e)(7) of the Code) in order to satisfy the requirements of section 401(a) or 410(b) of the Code (other than the average benefits test described in section 410(b)(2)(A)(ii) of the Code), all employee and matching contributions shall be treated as made under a single plan for purposes of section 401(m) of the Code. At the discretion of the Committee, contributions under Section 5.1 shall be deemed to be contributions under Sections 5.2, 5.3 and 5.5 for purposes of applying the limitations contained in this Section.

    6.4 SECTION 401(m) ALTERNATE LIMITATIONS. The alternate limitations set forth in this Section 6.4 shall apply if, for any Plan Year, the total contributions under Section 5.1 on behalf of those Participants who are Highly Compensated Employees exceed the limitation contained in Section 6.2.1 and the total contributions under Sections 5.2, 5.3 and 5.5 by or on behalf of those Participants who are Highly Compensated Employees exceed the limitation contained in Section 6.3.1. If for any Plan Year the total contributions under Sections 5.2, 5.3 and 5.5 by or on behalf of those Participants who are Highly Compensated Employees exceed both the limitation contained in Section 6.4.1 and the limitation contained in Section 6.4.2, to the extent necessary to insure that the sum of such limitations will not be exceeded, the contributions made on behalf of such Participants under Sections 5.2, 5.3 and 5.5 (and earnings thereon) shall be distributed to such Participants prior to the end of the following Plan Year, beginning with contributions under Section 5.5. Distributions shall be made on the basis of the dollar amount of the contributions made by or on behalf of such Participant under Sections 5.2, 5.3 and 5.5, beginning with the highest dollar amount. Forfeitures under this
Section 6.4 may not be allocated to Participants whose contributions are reduced under this Section 6.4.

         6.4.1  The sum of (a) 125% of the lesser of (i) the Average
Deferral Percentage of those Eligible Employees who are not Highly Compensated Employees or (ii) the Average Contribution Percentage of such Eligible Employees; plus (b) the lesser of (i) 2% plus the greater of the amounts determined under clause (a) of this Section 6.4.1 or (ii) 200% of the greater of the amounts determined under clause (a) of this Section 6.4.1.

         6.4.2  The sum of (a) 125% of the greater of (i) the Average
Deferral Percentage of those Eligible Employees who are not Highly Compensated Employees or (ii) the Average Contribution Percentage of such Eligible Employees; plus (b) the lesser of (i) 2% plus the lesser of the amounts determined under clause (a) of this Section 6.4.2 or (ii) 200% of the lesser of the amounts determined under clause (a) of this Section 6.4.2.

At the discretion of the Committee, contributions under Section 5.1 shall be deemed to be contributions under Sections 5.2, 5.3 and 5.5 for purposes of applying the limitations contained in this Section.

    6.5 MAXIMUM ANNUAL ADDITIONS. The total Annual Additions allocable to a Participant's Plan Accounts for any Plan Year shall be limited in accordance with the following provisions:

         6.5.1 Notwithstanding any other provision of the Plan to the contrary, in no event shall a Participant's Annual Additions for any Plan Year exceed the lesser of (a) $30,000 (or such larger amount as may be determined by the Commissioner of Internal Revenue for Plan Years beginning on or after January 1, 1988) or (b) 25% of his Compensation for such Plan Year.

         6.5.2 If for any Plan Year, as a result of reasonable error in estimating a Participant's Compensation or other facts and circumstances approved by the Commissioner of Internal Revenue, a Participant's Annual Additions could exceed the limitations set forth in Section 6.5.1, the following adjustments shall be made in the following order to the extent necessary to insure such limitations will not be exceeded: first, the Participant's voluntary post-tax contributions under Section 5.5 (and earnings thereon) shall be returned to him; second, the Companies' contributions for the Plan Year on behalf of the Participant under Sections 5.2 and 5.3 shall be allocated to a suspense account under Section 6.5.3; and third, the Companies' contributions for the Plan Year on behalf of the Participant under Section 5.1 shall be allocated to a suspense account under Section 6.5.3.

         6.5.3 That portion of the Companies' contributions for a Plan Year which is allocated to a suspense account under Section 6.5.2 shall be applied to reduce the contributions otherwise required of the Companies in the first Plan Year in which they can be applied without exceeding the limitations of Section
6.5.1. The suspense account shall not share in the income, expenses, profits or losses of the Trust. The Companies shall not contribute any amount to the Trust which results in additional amounts being credited to the suspense account. If the Plan is terminated, any amount credited to the suspense account which cannot be allocated to the Participants' Plan Accounts shall be paid to the Companies.

         6.5.4 For purposes hereof, "Annual Additions" means, with respect to any Participant, the sum of all Company and Participant contributions (other than rollover contributions) and forfeitures allocated to his accounts for a Plan Year under this Plan and all other defined contribution plans maintained by any Affiliated Employer. If a Participant in this Plan is a participant in one or more other defined contribution plans, the limitations contained in this
Section 6.5 shall be applied to reduce the annual additions which otherwise would have been credited to his accounts in this Plan and such other plans, beginning with the most current annual additions.

    6.5A MAXIMUM PLAN BENEFIT - COMBINED LIMITATION FOR THIS PLAN AND OTHER DEFINED BENEFIT PLANS

              6.5A.1 GENERAL RULE. Notwithstanding any other provision of this Plan to the contrary, except as provided in this Section 6.5A, if a Participant in this Plan also participates in one or more defined benefit plans (as defined in section 414(j) of the Code) maintained by an

Affiliated Employer, in no event shall the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction for any limitation year exceed 1.0. If and to the extent necessary, the Participant's retirement benefit that is projected or payable under the defined benefit plan shall be reduced or frozen so that this limitation is not exceeded.

              6.5A.2  DEFINED BENEFIT PLAN FRACTION.  For purposes of this
Section 6.5A, a Participant's "defined benefit plan fraction" for any limitation year is a fraction:

                      (a) The numerator of which is the Participant's projected annual benefits under all defined benefit plans maintained by any Affiliated Employer (determined as of the close of the subject limitation year); and

                      (b) The denominator of which is the lesser of (1) 1.25 multiplied by the dollar limitation in effect under section 415(b)(1)(A) of the Code for such limitation year or (2) 1.4 multiplied by the amount which may be taken into account for the Participant under section 415(b)(1)(B) of the Code by the close of such limitation year.

              6.5A.3 DEFINED CONTRIBUTION PLAN FRACTION. For purposes of this Section 6.5A, a Participant's "defined contribution plan fraction" for any limitation year is a fraction:

                      (a) The numerator of which is the sum of all of the Annual Additions to the Participant's accounts under all of the defined contribution plans maintained by any Affiliated Employer which have been made as of the close of the subject limitation year (including Annual Additions made in prior limitation years); and

                      (b) The denominator of which is the sum of the lesser of the following amounts determined for the subject limitation year and for each prior limitation year in which the Participant performed service for an Affiliated Employer: (1) 1.25 multiplied by the dollar limitation in effect under section 415(c)(1)(A) of the Code for the applicable limitation year (determined without regard to section 415(c)(6)of the Code), or (2) 1.4 multiplied by the amount which may be taken into account for the Participant under section 415(c)(1)(B) of the Code for the applicable limitation year.

              6.5A.4 OTHER NECESSARY TERMS. For purposes of the rules set forth in this Section 6.5A, the following terms shall apply:

                      (a) A Participant's "projected annual benefit" as of the close of any limitation year means the annual benefit that the Participant would be entitled to under the defined benefit plan if (1) the Participant continued in employment with his current employer on the same basis as exists as of the close of the subject limitation year until attaining his Normal Retirement Date (or, if he has already reached such date by the close of the subject limitation year, he immediately terminated his employment), (2) the Participant's annual compensation for the subject limitation year remains the same each later limitation year until he terminates employment, and (3) all other relevant factors used to determine benefits under the defined benefit plan for the subject limitation year remain constant for all future limitation years.

              (b)  "Limitation year" means the calendar year.

              6.5A.5 ADJUSTMENT OF DEFINED CONTRIBUTION PLAN FRACTION. If necessary, an amount shall be subtracted from the numerator of the defined contribution plan fraction applicable to a Participant in accordance with regulations prescribed by the Secretary of the Treasury or his delegate so that the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction computed as of the end of the last limitation year beginning before January 1, 1987 does not exceed 1.0 for such limitation year

    6.6 HIGHLY COMPENSATED EMPLOYEE. For purposes of the Plan, "Highly Compensated Employee" means an Employee (a) who, during the Plan Year for which the determination is being made or the preceding Plan Year, was at any time a 5-percent owner (as defined in section 416(i)(1) of the Code) of any Affiliated Employer; or (b) who, during the Plan Year preceding the Plan Year for which the determination is being made, received Compensation in excess of $80,000 (as adjusted pursuant to section 414(q)(1) of the Code). For purposes of this Section 6.6, a former Employee shall be deemed to be a Highly Compensated Employee with respect to a Plan Year if such former Employee separated from service (or was deemed to have separated) prior to the Plan Year, performed no services for an Affiliated Employer during the Plan Year and was a Highly Compensated Employee actively employed by an Affiliated Employer for either the Plan year in which he separated or any Plan Year ending on or after the Employee's 55th birthday.

    6.7 COMPENSATION. For purposes of this Section 6 "Compensation" means an Employee's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Affiliated Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following: (a) contributions by an Affiliated Employer to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or contributions by an Affiliated Employer under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which received special tax benefits.

         6.7.1 For purposes of Sections 6.1 and 6.5, an Employee's Compensation for a Plan Year is the Compensation actually paid or includable in gross income during such Plan Year.

         6.7.2 For purposes of Sections 6.2, 6.3, 6.4 and 6.6 (for purposes of Section 6, effective January 1, 1998), an Employee's Compensation for a Plan Year is the Compensation actually paid or includable in gross income during such Plan Year plus the Compensation which would have been paid or includable in gross income during such Plan Year but for sections 125, 402(a)(8) and 402(h)(1)(B) of the Code.

         6.7.3 For purposes of the Plan, (a) an Employee's "Compensation" for any Plan Year prior to 1994 shall not be deemed to exceed $200,000 or such greater amount as may be permitted for such Plan Year under section 401(a)(17) of the Code and (b) an Employee's compensation for any Plan Year after 1993 shall not be deemed to exceed $150,000 or such greater amount as may be permitted for such Plan Year under section 401(a)(17) of the Code. In determining the compensation of a Participant for purposes of the foregoing limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal decedents of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, either of the foregoing limitations is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this Section 6.7.3 prior to the application of the limitation. Prior to January 1, 1989, the provisions of this Section 6.7.3 shall apply only in Plan Years when the Plan is Top-Heavy.

         6.7.4 For purposes of applying the limitations contained in Sections 6.2, 6.3 and 6.4, an Employee's Compensation shall not include amounts paid prior to the date on which he first becomes a Participant.

    6.8 SECTION 402(g) LIMITATION. Notwithstanding any other provision of the Plan, in no event shall the amount of a Participant's Elective Deferrals during any Plan Year under this Plan and all other plans, contracts or arrangements maintained by any Affiliated Employer exceed the amount of the limitation in effect under Section 402(g)(1) of the Code for such Plan Year. If a Participant has Excess Deferrals for any Plan Year, and if the Participant so elects, the Excess Deferrals (plus any earnings and minus any losses allocable thereto) shall be distributed to the Participant from his Salary Deferral Account no later than April 15 following the Plan Year for which the Excess Deferrals were made. Any election under this Section 6.8 shall be in writing, shall be filed with the Committee no later than March 1 following the Plan Year for which the

Excess Deferrals were made, shall specify the amount of the Excess Deferrals for the Plan Year and shall include the Participant's statement that if such Excess Deferrals are not distributed, the sum of the Excess Deferrals plus amounts deferred by the Participant for the Plan Year under sections 401(k), 408(k) and 403(b) of the Code will exceed the limits imposed by section 402(g) of the Code. For purposes of the Plan (a) "Elective Deferrals" means the amounts deferred by the Participant for the Plan Year under sections 401(k), 408(k) and 403(b) of the Code, and (b) "Excess Deferrals" means that portion of a Participant's Elective Deferrals for a Plan Year in excess of the limits imposed by section 402(g) of the Code.

    6.9 ELIGIBLE EMPLOYEE. For purposes of Sections 6.2, 6.3 and 6.4, "Eligible Employee" means, with respect to any Plan Year, a Covered Employee who is eligible to authorize salary deferral contributions under Section 5.1 during the Plan Year.

    6.10 MILITARY SERVICE. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

                                      SECTION 7

                                       ACCOUNTS

     7.1 SALARY DEFERRAL ACCOUNTS. A separate bookkeeping Salary Deferral Account shall be established and maintained for each Participant which shall reflect the salary deferral contributions properly allocable to the Participant under Section 5.1 and the investment thereof. The salary deferral contributions paid to the Trustee on behalf of a Participant shall be allocated to the Participant's Salary Deferral Account as of the date received by the Trustee. Each Participant's Salary Deferral Account shall at all times be fully vested and nonforfeitable. Amounts allocated to a Participant's Salary Deferral Account shall be invested in such types of investments as may be permitted by the Committee.

    7.2 EMPLOYER CONTRIBUTION ACCOUNTS. A separate bookkeeping Employer Contribution Account shall be established and maintained for each Participant which shall reflect the Company contributions and forfeitures properly allocable to the Participant under Sections 5.2 and 5.3 after 1991 and the investment thereof. Except as otherwise provided in the Plan, at any relevant time prior to his Normal Retirement Date the vested and forfeitable percentages of a Participant's Employer Contribution Account shall be determined from the following schedule, based upon his full years of Vesting
Service:

          Vesting Service       Vested Percentage       Forfeitable Percentage
          ---------------       -----------------       ----------------------
     Less than 2 years                  0%                       100%
     2 but less than 3 years           30%                        70%
     3 but less than 4 years           50%                        50%
     4 but less than 5 years           75%                        25%
     5 or more years                  100%                         0%


Notwithstanding the foregoing, in the case of a Participant whose Plan Accounts include a Retirement Savings Plan Account or a Savings and Security Plan Account, that portion of his Employer Contribution Account which is attributable to Company contributions made in Plan Years prior to the current Plan Year and the two immediately preceding Plan Years shall at all times be fully vested and nonforfeitable. Amounts allocated to a Participant's Employer Contribution Account shall be invested in Cincinnati Bell Shares.

         7.2.1 Effective as of the close of the fourth Plan Year of his Eligibility Period, an Eligible Participant may invest his entire Employer Contribution Account in any of the types of investments permitted by the Committee. During the first four Plan Years of his Eligibility Period, an Eligible Participant may invest only the Unrestricted portion of his Employer Contribution Account in any of the types of investments permitted by the Committee and the Restricted portion of his Employer Contribution Account shall be invested in Cincinnati Bell Shares.

         7.2.2 Effective as of the December 31 immediately preceding an Eligible Participant's Eligibility Period, 20% of the value of his Employer Contribution Account shall be deemed to be "Unrestricted" and 80% shall be deemed to be "Restricted." Effective as of the last day of the first Plan Year during his Eligibility Period, an additional 25% of the Employer Contribution Account balance then deemed to be Restricted shall become "Unrestricted". Effective as of the last day of the second Plan Year during his Eligibility Period, an additional 33-1/3% of the Employer Contribution Account balance then deemed to be "Restricted" shall become "Unrestricted". Effective as of the last day of the third Plan Year during his Eligibility Period, an additional 50% of the Employer Contribution Account balance then deemed to be "Restricted" shall become "Unrestricted". For purposes of this
Section 7.2.2, all contributions under Section 5.2 and 5.3 made for a Plan year shall be deemed to be "Restricted" as of the last day of the Plan Year.

         7.2.3 For purposes of Section 7.2.1, (a) "Eligible Participant" means a Participant (i) who has at least ten years of Vesting Service, or
(ii) who has attained age 45 and has at least five years of Vesting Service, and (b) "Eligibility Period" means, with respect to any

Eligible Participant, the five-consecutive Plan Year period commencing on the later of January 1, 1993 or the January 1 on which he first became an Eligible Participant.

    7.3 ROLLOVER ACCOUNTS. A separate bookkeeping Rollover Account shall be established and maintained for each Participant who makes rollover contributions which shall reflect such contributions and the investment thereof. Each Participant's rollover contributions to the Trust shall be allocated to his Rollover Account as of the date received by the Trustee.
Each Participant's Rollover Account shall at all times be fully vested and nonforfeitable. Amounts allocated to a Participant's Rollover Account shall be invested in such types of investments as may be permitted by the Committee.

    7.4 AUXCO ACCOUNTS. A separate bookkeeping Auxco Account shall be established and maintained for each Participant who was a participant in the Auxco Plan as of December 31, 1991 which shall reflect the amounts credited to the Participant's salary deferral account and employer contribution account under the Auxco Plan as of December 31, 1991 and the investment thereof. That portion of a Participant's Auxco Account which is attributable to his salary deferral account under the Auxco Plan shall at all times be fully vested and nonforfeitable. Except as otherwise provided in the Plan, at any relevant time prior to his Normal Retirement Date, the vested and nonforfeitable percentages of that portion of a Participant's Auxco Account which is attributable to his employer contribution account under the Auxco Plan shall be determined from the following schedule, based upon his full years of Vesting Service:

          Vesting Service       Vested Percentage       Forfeitable Percentage
          ---------------       -----------------       ----------------------
     Less than 2 years                  0%                       100%
     2 but less than 3 years           30%                        70%
     3 but less than 4 years           50%                        50%
     4 but less than 5 years           75%                        25%
     5 or more years                  100%                        0%


Amounts allocated to a Participant's Auxco Account shall be invested in such types of investments as may be permitted by the Committee.

    7.5 RETIREMENT SAVINGS PLAN ACCOUNTS. A separate bookkeeping Retirement Savings Plan Account shall be established and maintained for each Participant who was a participant in the Retirement Savings Plan which shall reflect the amounts transferred to this Plan from the Participant's Account in the Retirement Savings Plan and the investment thereof. Except as hereinafter provided in this Section 7.5, a Participant's Retirement Savings Plan Account shall at all times be fully vested and nonforfeitable. Except as otherwise provided in the Plan, at any relevant time prior to his Normal Retirement Date, the vested and nonforfeitable percentages of that portion of a Participant's Retirement Savings Plan Account which is attributable to participating company contributions under the Retirement Savings Plan shall be determined from the following schedule, based upon his full years of Vesting Service:


          Vesting Service       Vested Percentage       Forfeitable Percentage
          ---------------       -----------------       ----------------------
     Less than 2 years                  0%                       100%
     2 but less than 3 years           30%                        70%
     3 but less than 4 years           50%                        50%
     4 but less than 5 years           75%                        25%
     5 or more years                  100%                         0%

Notwithstanding the foregoing, that portion of a Participant's Retirement Savings Plan Account which is attributable to participating company contributions under the Retirement Savings Plan during Plan Years prior to the current Plan Year and the two preceding Plan Years shall at all times be fully vested and nonforfeitable. Amounts allocated to a Participant's Retirement Savings Plan Account shall be invested in such types of investments as may be permitted by the Committee.

    7.6 SAVINGS AND SECURITY PLAN ACCOUNTS. A separate bookkeeping Savings and Security Plan Account shall be established and maintained for each Participant who was a participant in the Savings and Security Plan which shall reflect the amounts transferred to this Plan from the Participant's Account in the Savings and Security Plan and the investment thereof. Except as hereinafter provided in this Section 7.6, a Participant's Savings and Security Plan Account shall at all times be fully vested and nonforfeitable. Except as otherwise provided in the Plan, at any relevant time prior to his Normal Retirement Date, the vested and nonforfeitable percentages of that portion of a Participant's Savings and Security Plan Account which is attributable to participating company contributions under the Savings and Security Plan shall be determined from the following schedule, based upon his full years of Vesting Service:

          Vesting Service       Vested Percentage       Forfeitable Percentage
          ---------------       -----------------       ----------------------
     Less than 2 years                  0%                       100%
     2 but less than 3 years           30%                        70%
     3 but less than 4 years           50%                        50%
     4 but less than 5 years           75%                        25%
     5 or more years                  100%                         0%

Notwithstanding the foregoing, that portion of a Participant's Savings and Security Plan Account which is attributable to participating company contributions under the Savings and Security Plan during Plan Years prior to the current Plan Year and the two preceding Plan Years shall at all times be fully vested and nonforfeitable. Amounts allocated to a Participant's Savings and Security Plan Account shall be invested in such types of investments as may be permitted by the Committee.

    7.7 CBIS FEDERAL ACCOUNTS. A separate bookkeeping CBIS Federal Account shall be established and maintained for each Participant who was a participant in the CBIS Federal Plan which shall reflect the amounts transferred to this Plan from the Participant's Account in the CBIS Federal Plan and the investment thereof. Except as hereinafter provided in this
Section 7.7, a Participant's CBIS Federal Account shall at all times be fully vested and nonforfeitable. Except as otherwise provided in the Plan, at any relevant time prior to his Normal Retirement Date, the vested and nonforfeitable percentages of that portion of a Participant's CBIS Federal Account which is attributable to employer matching contributions and discretionary contributions under the CBIS Federal Plan shall be determined from the following schedule, based upon his full years of Vesting Service:

          Vesting Service       Vested Percentage       Forfeitable Percentage
          ---------------       -----------------       ----------------------
     Less than 2 years                  0%                       100%
     2 but less than 3 years           30%                        70%
     3 but less than 4 years           50%                        50%
     4 but less than 5 years           75%                        25%
     5 or more years                  100%                         0%

Amounts allocated to a Participant's CBIS Federal Account shall be invested in such types of investments as may be permitted by the Committee.

    7.8 VOLUNTARY CONTRIBUTION ACCOUNTS. A separate bookkeeping Voluntary Contribution Account shall be established and maintained for each Participant which shall reflect the voluntary post-tax contributions made by the Participant under Section 5.5 and the investment thereof. The voluntary post-tax contributions paid to the Trustee by a Participant shall be allocated to the Participant's Voluntary Contribution Account as of the date received by the Trustee. Each Participant's Voluntary Contribution Account shall at all times be fully vested and non-forfeitable. Amounts allocated to a Participant's Voluntary Contribution Account shall be invested in such types of investments as may be permitted by the Committee.

    7.9 ISD ACCOUNTS. A separate bookkeeping account shall be established and maintained for each Participant who was a participant in the ISD Partnership 401(k) Retirement Savings Plan, which shall reflect the amounts transferred to the Plan from the Participant's account in the ISD Partnership 401(k) Retirement Savings Plan and the investment thereof. Each Participant's ISD Account shall at all times be fully vested and nonforfeitable. Amounts allocated to a Participant's ISD Account shall be invested in such types of investments as may be permitted by the Committee.

    7.10 VOTING CINCINNATI BELL SHARES. Before each annual or special meeting of the shareholders of Cincinnati Bell Inc., the Trustee shall cause to be sent to each Participant a copy of the proxy solicitation material therefore, together with a form requesting confidential instructions to the Trustee on how to vote the number of Cincinnati Bell Shares credited to the Participant's Plan Accounts. Upon receipt of such instructions, the Trustee shall vote the Cincinnati Bell Shares as instructed. Instructions received by the Trustee from individual Participants shall be held in the strictest confidence and shall not be divulged or revealed to any person, including officers or employees of any Affiliated Employer. The Trustee shall vote any Cincinnati Bell Shares for which voting instructions have not been received in the proportions that it votes the Cincinnati Bell Shares for which voting instructions have been received.

    7.11 VALUATIONS AND ADJUSTMENTS. The Trustee shall value the Trust assets at their fair market value as of each Valuation Date. Based upon the results of such valuation, each outstanding Plan Account shall be adjusted to reflect the increase or decrease thereof, and any applicable contributions, withdrawals, distributions or forfeitures, since the preceding Valuation Date.

    7.12 CONSOLIDATION OF PLAN ACCOUNTS. Except to the extent necessary to accurately reflect the withdrawal, distribution and investment rights and vested status of a Participant's Plan Accounts, the Committee may consolidate two or more of a Participant's Plan Accounts or portions thereof.

    7.13 CBIS FEDERAL EMPLOYEES. Notwithstanding any other provision hereof to the contrary, (a) effective as of the close of business on October 31, 1994, the Plan Accounts of all Participants who are Employees of CBIS Federal Inc. on that date shall be fully vested and nonforfeitable, (b) if any such Participant has a loan outstanding from the Plan, such loan shall not become automatically due and payable prior to January 31, 1995 by reason of the fact that CBIS Federal Inc. ceased to be an Affiliated Employer on October 31, 1994, provided that such Participant continues to make the principal and interest payments called for under the terms of such loan and (c) the Plan Accounts of each Participant who is employed in the Banking Group or the DISK Group shall become fully vested and nonforfeitable upon the sale of the group in which he is employed.

                                   SECTION 8

                                 DISTRIBUTIONS

    8.1 GENERAL. Except as otherwise provided in this Section 8 and Section 9, no amount shall be distributed, withdrawn or forfeited with respect to a Participant's Plan Accounts while he remains an Employee.

    8.2 NORMAL RETIREMENT. If a Participant is employed as an Employee on or after his Normal Retirement Date, his Plan Accounts shall be fully vested and nonforfeitable. If a Participant ceases to be an Employee on or after his Normal Retirement Date for any reason other than his death, the Participant's Plan Accounts shall be distributed to him in one lump sum as of the Valuation Date coinciding with or next following the date on which he ceases to be an Employee. Notwithstanding the foregoing, the Plan Accounts of a Participant who is a 5% owner (as defined in section 416(i)(1) of the Code) of an Affiliated Employer and who remains in employment shall be distributed as of the last Valuation Date of the Plan Year in which he attains age 70-1/2 and any assets allocated to the Participant's Plan Accounts during any subsequent Plan Year shall be distributed as of the last Valuation Date of such subsequent Plan Year.

    8.3 DISABILITY RETIREMENT. A Participant's Plan Accounts shall be fully vested and nonforfeitable if he ceases to be an Employee prior to his Normal Retirement Date by reason of a Total Disability. Subject to Section 8.7, if a Participant ceases to be an Employee prior to his Normal Retirement Date by reason of a Total Disability, the Participant's Plan Accounts shall be distributed to him in one lump sum as of the Valuation Date coinciding with or next following the date on which the Participant ceases to be an Employee.

    8.4 DEATH DURING EMPLOYMENT. A Participant's Plan Accounts shall be fully vested and nonforfeitable if he dies while an Employee. If a Participant ceases to be an Employee by reason of his death, the Participant's Plan Accounts shall be distributed to his Beneficiary in one lump sum as of the Valuation Date coinciding with or next following the date on which the Participant's death occurs.

    8.5 VESTED TERMINATIONS. The Plan Accounts of a Participant who has five or more years of Vesting Service shall be fully vested and nonforfeitable. Subject to Section 8.7, if a Participant who has five or more years of Vesting Service ceases to be an Employee prior to his Normal Retirement Date for any reason other than his death or Total Disability, the Participant's Plan Accounts shall be distributed to him in one lump sum as of the Valuation Date coinciding with or next following the date on which he ceases to be an Employee.

    8.6 OTHER TERMINATIONS. Subject to Section 8.7, if a Participant who has less than five years of Vesting Service ceases to be an Employee for any reason other than his death or Total Disability, the vested portion of his Plan Accounts shall be distributed to him in one lump sum, and the forfeitable portions of his Plan Accounts shall be forfeited, as of the Valuation Date coinciding with or next following the date on which he ceases to be an Employee.

         8.6.1 If distribution of the vested portion of the Participant's Plan Accounts is deferred under Section 8.7, the forfeitable portions of his Plan Accounts shall not be forfeited until the earlier of (1) the date on which the vested portion of his Plan Accounts is distributed and (b) the date on which he incurs a five year Break in Service (from the date on which he ceased to be an Employee).

         8.6.2 The amount forfeited with respect to his Plan Accounts shall be restored if the Participant is reemployed as a Covered Employee prior to incurring a Five Year Break in Service (from the date on which he ceased to be an Employee) and if he repays to the Trust the amounts previously distributed to him from his Plan Accounts, provided that such repayment must be made before the Participant incurs a Five Year Break in Service (from the date on which such forfeiture occurred).

         8.6.3 Restorals under this Section 8.6 shall be made first from any forfeitures arising in the Plan Year in which the restoral is made and second from additional Company contributions. Amounts repaid or restored to the Plan shall be credited to new Plan Accounts, in the name of the Participant, of the same types as the Plan Accounts from which distributions and forfeitures were made.

    8.7  DEFERRED DISTRIBUTIONS.   Notwithstanding any other provision hereof
to the contrary, if the value of the vested portion of a Participant's Plan Accounts is in excess (or at the time of any prior distribution was in excess) of $3,500 ($5,000, effective January 1, 1998), distribution of such vested portion shall not be made before the Participant attains age 70 1/2 without the Participant's written consent. If the Participant dies after ceasing to be an Employee but prior to the date on which the vested portion of his Plan Accounts has been distributed, the vested portion of his Plan Accounts shall be distributed to his Beneficiary in one lump sum as of the Valuation Date coinciding with or next following the date on which the Participant's death occurs. If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that: (a) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (b) the Participant, after receiving the notice, affirmatively elects a distribution.

    8.8 REEMPLOYMENT. If a Participant who ceased to be an Employee is reemployed as an Employee prior to the date as of which his Plan Accounts are to be distributed or forfeited, his Plan Accounts shall not be distributed or forfeited by reason of such cessation of employment.

    8.9 FORM OF DISTRIBUTION. To the extent that a Plan Account is invested in investments other than Cincinnati Bell shares, distributions from that Plan Account shall be in cash. To the extent that a Plan Account is invested in Cincinnati Bell shares, distributions with respect to that Plan Account shall be in Cincinnati Bell Shares or, if the recipient so elects, in cash.

    8.10 ALTERNATE PAYEES. In the case of a person who is determined by the Committee to be an alternate payee (within the meaning of section 414(p)(8) of the Code) with respect to the vested portion of one or more of a Participant's Plan Accounts, unless the qualified domestic relations order applicable to the Participant's Plan Accounts otherwise provides, the alternate payee may elect, with respect to the alternate payee's interest in the vested portion of the Participant's Plan Accounts, to have such interest distributed to the alternate payee in one lump sum as soon as practical after the alternate payee is determined to be an alternate payee. Any election under the preceding sentence must be made within 90 days after the date on which the alternate payee is determined to be an alternate payee. Notwithstanding the foregoing, if the value of the alternate payee's interest in the Participant's Plan Accounts is not in excess of $3,500, the vested portion of such interest shall be distributed to the alternate payee as soon as practicable after the alternate payee is determined to be an alternate payee.

    8.11 AUXCO ACCOUNTS. If a Participant's Plan Accounts include an Auxco Account and if the value of the vested portion of the Participant's Plan Accounts is at least $3,500, any distribution with respect to his Plan Accounts shall be subject to the provision of this Section 8.11.

         8.11.1 Distribution of the vested portion of his Plan Accounts shall be in one lump sum payment, at least annual installments or through the purchase and distribution of an annuity contract as the Participant or his Beneficiary (as the case may be) may elect.

         8.11.2 If the Participant elects an annuity contract, such annuity contract shall provide monthly payments (a) if the Participant is unmarried, for the life of the Participant or (b) if the Participant is married, for the life of the Participant and, if the Participant's spouse is then living, continuing for the life of the Participant's spouse at 50% of the monthly amount payable during their joint lives unless the Participant otherwise elects in accordance with Section 8.15.

         8.11.3 If the Participant's Plan Accounts are not 100% vested, the vested portion of his Plan Accounts shall not be distributed until the Participant incurs a five-year Break in Service unless the Participant has elected to receive such distribution in one lump sum payment.

    8.12 SAVINGS AND SECURITY PLAN ACCOUNTS. If a Participant's Plan Accounts include a Savings and Security Plan Account and if distribution of the vested portion of his Plan Accounts is being made by reason of the Participant's retirement or Total Disability, he may elect to have his Plan Accounts distributed in up to 20 annual installments or through the purchase and distribution of an annuity contract which is not contingent on the survival of the Participant.

    8.13 CBIS FEDERAL ACCOUNTS.  If a Participant's Plan Accounts include a
CBIS Federal Account and if the value of the vested portion of the Participant's Plan Account is at least $3,500, any distribution with respect to his Plan Accounts shall be subject to the provisions of this Section 8.13.

         8.13.1 Distribution of the vested portion of his Plan Accounts shall be in one lump sum payment, at least annual installments or through the purchase and distribution of an annuity contract as the Participant or his Beneficiary (as the case may be) may elect.

         8.13.2 If the Participant elects an annuity contract, such annuity contract shall provide monthly payments (a) if the Participant is unmarried, for the life of the Participant or (b) if the Participant is married, for the life of the Participant and, if the Participant's spouse is then living, continuing for the life of the Participant's spouse at 50% of the monthly amount payable during their joint lives unless the Participant otherwise elects in accordance with Section 8.15.

         8.13.3 If the Participant's Plan Accounts are not 100% vested, the forfeitable portion of his Plan Accounts shall not be forfeited until the Participant incurs a five-year Break in Service unless the Participant has elected to receive the entire vested portion of his Plan Accounts. If the Participant's Plan Accounts are not 100% vested and if the Participant elects to receive a distribution of less than the entire vested portion of his Plan Accounts prior to incurring a five-year Break in Service, the forfeitable percentage of the Participant's Plan Accounts shall not be forfeited until he incurs a five-year Break in Service and at any relevant time after the distribution, the vested percentage of that portion of his Plan Accounts derived from Company contributions shall be determined from the formula - P(AB + (R x D)
- (R x D)) where "P" is the Participant's current vesting percentage; "AB" is that portion of the Participant's Plan Account derived from Company contributions, "R" is the ratio of "AB" to that portion of the Participant's Plan Account derived from Company contributions immediately following the earlier distribution and "D" is the amount of the earlier distribution.

    8.14 DISTRIBUTION REQUIREMENTS. The provisions of this Section 8.14 shall apply to any distribution from a Participant's Plan Accounts and will have precedence over any inconsistent provisions of the Plan.

         8.14.1 All distributions required under this Section 8.14 shall be determined and made in accordance with the Proposed Regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations.

         8.14.2 The entire vested interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date.

         8.14.3 As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

                   (a)  the life of the Participant,

                   (b) the life of the Participant and a designated beneficiary,

                   (c) a period certain not extending beyond the life expectancy of the participant, or

                   (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

         8.14.4 If the Participant's vested interest is to be distributed in other than single sum, the following minimum distribution rules shall apply on or after the required beginning date:

                   (a) If a Participant's benefit is to be distributed over (i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary or (ii) a period not extending beyond the life expectancy of the designated beneficiary, the amount required to be distributed for each calendar year, beginning with the distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                    (b) The amount to be distributed each year, beginning with distributions for the first distribution calendar year, shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (i) the applicable life expectancy or (ii) if the Participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the Proposed Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in Section 8.14.4(a) above as the relevant divisor without regard to proposed regulations section 1.401(a)(9)-2.

                   (c) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

                   (d) If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the proposed regulations thereunder.

         8.14.5 If the Participant dies after distribution of his interest begins, distribution of the Participant's entire vested interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

                   (a) if any portion of the Participant's interest is payable to a designated beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died; and

                   (b) if the designated beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died and (ii) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

If the Participant has not made an election pursuant to this Section 8.14.5 by the time of his or her death, the Participant's designated beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distributions would be required to begin under this section, or (ii) December 31 of the calendar year which contains he fifth anniversary of the date of death of the Participant. If the Participant has no designated beneficiary, or if the beneficiary does not elect a method of distribution, distribution of the Participant's entire vested interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         8.14.6 For purposes of Section 8.14.5, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of Section 8.14.5, with the exception of paragraph (b) therein, shall be applied as if the surviving spouse were the Participant.

         8.14.7 For purposes of Section 8.14.5, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

         8.14.8 For purposes of this Section 8.14.5, distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if Section 8.14.6 above is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 8.14.5). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the distribution is considered to begin is the date distribution actually commences.

         8.14.9    For purposes of Section 8.14:

                   (a) "Applicable life expectancy" means the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated beneficiary) as of the Participant's (or designated beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

                   (b) "Designated beneficiary" means the individual who is designated as the Beneficiary under the Plan in accordance with section 401(a)(9) and the proposed regulations thereunder.

                   (c) "Distribution calendar year" means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 8.14.2.

                   (d) "Life expectancy" and "joint and last survivor expectancy" are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the income tax regulations.

                   (e)  "Participant's benefit" means:

                    (i) The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                   (ii) For purposes of paragraph (i) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

              (f) "Required beginning date" means the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

    8.15  WAIVER ELECTION.   For purposes of Sections 8.11.2 and 8.13.2, not
earlier than 90 days, but not later than 30 days, before the date on which Participant's Plan Accounts are distributed, the Committee shall provide the Participant a written explanation of the terms and conditions of the annuities available under Section 8.11.2 or 8.11.3 (as the case may be), the Participant's right to make, and the effect of, an election to waive such form of annuity, the rights of the Participant's spouse regarding the waiver election and the Participant's right to make, and the effect of, a revocation regarding the waiver election. The Plan does not limit the number of times the Participant may revoke a waiver of such form of annuity or make a new waiver during the election period.

          8.15.1   A married Participant's waiver election is not valid unless
(a) the Participant's spouse (to whom the survivor annuity is payable under Section 8.11.2 or 8.13.2, as the case may be), after the Participant has received the written explanation described in this Section 8.15, has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election, and a notary public or a Plan representative witnesses the spouse's consent, (b) the spouse consents to the alternate form of payment designated by the Participant or to any change in that designated form of payment, and (c) unless the spouse is the Participant's sole primary Beneficiary, the spouse consents to the Participant's Beneficiary designation or to any change in the Participant's Beneficiary designation. The spouse's consent to a waiver of the qualified joint and survivor annuity is irrevocable, unless the Participant revokes the waiver election. The spouse may execute a blanket consent to any form of payment designation or to any Beneficiary designation made by the Participant, if the spouse acknowledges the right to limit that consent to a specific designation but, in writing, waives that right.

          8.15.2 The Committee will accept as valid a waiver election which does not satisfy the spousal consent requirements if the Committee establishes the Participant does not have a spouse, the Committee is not able to locate the Participant's spouse, the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect, or other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

    8.16  DIRECT ROLLOVERS.   Effective January 1, 1993, any Participant or
Beneficiary who is entitled to receive a distribution from the Plan in the form of an eligible rollover distribution may elect to have part or all of such distribution paid directly to an eligible retirement plan. Any election under this Section 8.16 shall be made on forms furnished and in the manner prescribed by the Committee. Notwithstanding the foregoing, the minimum amount which a Participant or Beneficiary may elect to have paid to an eligible retirement plan is (a) $200.00, if the entire eligible rollover distribution is being paid to the eligible retirement plan or (b) $500.00, if less than the entire eligible rollover distribution is being paid to the eligible retirement plan. For purposes of this Section 8.16, "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). For purposes of this Section 8.16, "eligible retirement plan" means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

    8.17  MISSING PARTICIPANTS.   If a Participant or Beneficiary who is
entitled to receive a distribution under the Plan cannot be located within six months, after such investigation as the Committee deems appropriate, the amount otherwise distributable to such Participant or Beneficiary shall thereupon be forfeited; provided that if such Participant or Beneficiary thereafter makes a claim for the amount forfeited hereunder, the amount so forfeited (unadjusted for any gains or losses occurring subsequent to the date of the forfeiture) shall be restored to the Trust through additional Company contributions and paid to the Participant or Beneficiary.

                                      SECTION 9

                         WITHDRAWALS DURING EMPLOYMENT; LOANS

     9.1 WITHDRAWALS AFTER NORMAL RETIREMENT DATE. Subject to such rules as the Committee may prescribe, a Participant who is an Employee may elect to withdraw from his Plan Accounts, on or after his Normal Retirement Date, any amount he may designate which is not less than $500 (unless the Participant is withdrawing the entire balance in his Plan Accounts). No Participant may elect to make more than two withdrawals in any Plan Year. All withdrawals shall be in cash.

     9.2 WITHDRAWALS PRIOR TO NORMAL RETIREMENT DATE. Subject to such rules as the Committee may prescribe, a Participant who is an Employee may elect to make withdrawals from his Plan Accounts, prior to his Normal Retirement Date, in accordance with the provisions of this Section 9.2.

          9.2.1 A Participant whose Plan Accounts include amounts attributable to rollover contributions described in section 402(c)(5), 403(a)(4) or 408(d)(3) of the Code or voluntary post-tax contributions may elect to withdraw any portion of such amounts; provided that any such withdrawal from a CBIS Federal Account shall be subject to the provisions of Section 8.13.

          9.2.2 A Participant whose Plan Accounts include amounts attributable to salary deferral contributions under section 401(k) of the Code may elect to withdraw any portion of such amounts (other than income earned on such contributions after December 31, 1988); provided, however, that (a) he may not elect to make a withdrawal under this Section 9.2.2 unless he demonstrates to the satisfaction of the Committee that such withdrawal is necessary to alleviate a Hardship, (b) he may not elect to withdraw more than the amount needed to alleviate the Hardship. For purposes hereof, "Hardship" means an immediate and heavy financial need of the Participant or his dependents because of sickness, disability, or other financial emergency, but only to the extent consistent with section 401(k) of the Code and any regulations issued by the Secretary of the Treasury thereunder. The determination of whether a Participant has incurred a "Hardship" shall be made on the basis of all relevant facts and circumstances. A financial need shall not fail to qualify merely because it was reasonably foreseeable or voluntarily incurred. A distribution for any of the following needs shall be deemed to be made on account of
Hardship: (a) medical expenses described in section 213(d) of the Code incurred by the Participant, the Participant's spouse or any dependent of the Participant (as defined in section 152 of the Code), (b) purchase (excluding mortgage payments) of a principal residence of the Participant, (c) payment of tuition for the next twelve months of post-secondary education for the Participant, his or her spouse, children or dependents, and (d) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence. In the event of a withdrawal from a Participant's Plan Accounts under this Section 9.2.2, the Participant's elective contributions and employee contributions (within the meaning of Treas. Reg. Section 1.401(k)-1(d)(2)(iii)) to the Plan and all other plans maintained by any Affiliated Employer shall be suspended for 12 months after the withdrawal and the Participant's elective contributions (within the meaning of Treas. Reg. Section 1.401(k)-1(d)(2)
(iii)) to this Plan and all other plans maintained by any Affiliated Employer for the calendar year immediately following the calendar year in which the withdrawal occurs may not exceed the applicable limit under section 402(g) of the Code for the calendar year immediately following the calendar year in which the withdrawal occurs less the amount of such elective contributions for the calendar year in which the withdrawal occurs.

          9.2.3 A Participant who has a Retirement Savings Plan Account or Savings and Security Plan Account may elect to withdraw any portion of such Account which is attributable to participating company contributions for years other than the Plan Year in which the withdrawal is being made and the two preceding Plan Years.

          9.2.4 Unless the Participant is electing to withdraw all amounts available at the time under Section 9.2.1, 9.2.2 and 9.2.3, the minimum amount which the Participant may withdraw at any time shall be $500. No Participant may elect to make more than two withdrawals in any Plan Year. All withdrawals shall be in cash.

     9.3 LOANS. Subject to the provisions of this Section 9.3 and to such other uniform and nondiscriminatory rules as may be adopted by the Committee (which rules are incorporated herein by reference), a Participant who is a party in interest (within the meaning of section 3(14) of ERISA) may, with the consent of the Committee, borrow from his Plan Accounts.

          9.3.1 The minimum amount a Participant may borrow is $1,000. The maximum amount a Participant may borrow is the lesser of: (a) 50% of the value of the vested (nonforfeitable) portion of the Participant's Plan Accounts or (b) $50,000 reduced by the highest outstanding balance of loans from the Participant's Plan Accounts (and from any other qualified plan maintained by an Affiliated Employer) during the one year period ending on the day before the date the loan is made.

          9.3.2 No Participant may have more than two loans outstanding at any time. No Participant may borrow from his Plan Accounts more than twice in any Plan Year.

          9.3.3 Each loan shall bear a reasonable rate of interest (as determined by the Committee) and shall be secured by the loaned portion of the Participant's Plan Accounts. The minimum term of any loan shall be one year and the maximum term of any loan shall be five years (fifteen years in the case of where the loan is used to acquire the Participant's principal residence). (For the purpose of this Section 9.3.3, the term of the loan will commence with the first day of the month in which the loan proceeds are paid to the Participant.) Substantially equal amortization of the loan (with payments not less frequently than monthly) shall be required.

          9.3.4 Any amounts borrowed from a Plan Account shall be deemed to be made pro rata from the various types of investments (other than loans) of the Plan Account.

          9.3.5 Loan principal and interest payments must be made through payroll deductions, beginning with the first paycheck of the month following the month in which the loan proceeds are paid to the Participant; provided that the Participant may prepay the entire outstanding balance on a loan at any time after six months. Loan principal and interest payments shall be credited to the Plan Account from which the loan was made. To the extent that the Participant directs the investment of the Plan Account from which the loan was made, loan payments to such Plan Account shall be invested according to the Participant's investment direction in effect at the time of payment.

          9.3.6 If the Participant ceases to be an Employee for any reason (including death), the remaining balance on each outstanding loan shall become immediately due and payable and shall be satisfied through a distribution from the Participant's Plan Accounts under Section 8. If the Participant's pay is insufficient to cover the loan payments due for a period of three months or if the Participant's payroll deductions for loan payments are reduced or suspended for any reason, unless arrangements for manual payments (satisfactory to the Committee) are made, the remaining balance on each outstanding loan shall become immediately due and payable and shall be satisfied through a withdrawal from the Participant's Plan Accounts under Section 9.1.

          9.3.7 The Committee, in its discretion, may establish such loan fees and prescribe such additional terms and conditions for loans as it deems necessary or appropriate.

     9.4 TRANSFER TO RELATED PLANS. For purposes of this Section 9.4, "Related Plan" means the Retirement Savings Plan, the Savings and Security Plan and the MATRIXX Marketing Inc. Profit Sharing/401(k) Plan. If a Participant in this Plan becomes a participant in a Related Plan, the Participant may elect to have the amounts in the Participant's Plan Accounts transferred to the Participant's account in the Related Plan. Thereafter, the amounts transferred to the Related Plan shall be governed entirely by the terms of the Related Plan. If the amounts in a Participant's Plan Accounts are transferred to the Related Plan, in accordance with the provisions of this Section 9.4, the Trustee shall transfer such amounts in cash or in kind to the trustee of the Related Plan as soon as practicable after such value has been determined. Notwithstanding the foregoing, a Participant may not elect to transfer any Auxco Account or CBIS Federal Account without the prior consent of the sponsor of the Related Plan. Effective April 1, 1994, if a

Participant in this Plan becomes a participant in a Related Plan, his Account under this Plan shall thereupon become fully vested and nonforfeitable.

                                  SECTION 10

                             TOP-HEAVY PROVISIONS

    10.1 GENERAL. If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Section 10 will supersede any conflicting provisions in the Plan.

    10.2 DEFINITIONS. For purposes of this Section 10, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

         10.2.1 "Key Employee" means any Employee or former Employee (and the beneficiaries of any such Employee) who at any time during the Determination Period was an officer of an Affiliated Employer if such individual's annual compensation exceeds 50% of the dollar limitation under section 415(b)(1)(A) of the Code, an owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in an Affiliated Employer if such individual's compensation exceeds 100% of the dollar limitation under section 415(c)(1)(A) of the Code, a 5-percent owner of an Affiliated Employer or a 1-percent owner of an Affiliated Employer who has an annual compensation of more than $150,000. The "Determination Period" is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the regulations thereunder. For purposes of this Section 10.2.1, compensation from all Affiliated Employers shall be aggregated.

         10.2.2 For any Plan Year, this Plan is "Top-Heavy" if any of the following conditions exists:

              (a) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans,

              (b) If this Plan is a part of a Required Aggregation Group of plans (but not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%, or

              (c) If this Plan is a part of a Required Aggregation Group and a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

         10.2.3 If an Affiliated Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and an Affiliated Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balances distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), determined in accordance with section 416 of the Code and the regulations thereunder. Both the numerator and the denominator of the Top-Heavy Ratio are adjusted to reflect any contributions not actually made as of the Determination Date, but which are required to be taken into account on that date under section 416 of the Code and the regulations thereunder.

         10.2.4 If an Affiliated Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and an Affiliated Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregate defined contribution plan or plans for all Key Employees, determined in accordance with 10.2.3 above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with
10.2.3 above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

         10.2.5 For purposes of Sections 10.2.3 and 10.2.4, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not performed any services for any Affiliated Employer at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.
Distributions made from a terminated plan during the 5-year period ending on the Determination Date shall be taken into account for purposes of Sections
10.2.3 and 10.2.4 if the terminated plan would have been required to be included in an Aggregation Group if it had not been terminated.

         10.2.6 "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of any Affiliated Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

         10.2.7 "Required Aggregation Group" means (1) each qualified plan of any Affiliated Employer in which at least one Key Employee participates, and
(2) any other qualified plan of an Affiliated Employer which enables a plan described in (1) to meet the requirements of section 401(a)(4) or 410 of the Code.

         10.2.8 "Determination Date" means (1) for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year and (2) for the first Plan Year of the Plan, the last day of that year.

         10.2.9    "Valuation Date" means the last business day of each Plan
Year.

         10.2.10 For purposes of establishing "Present Value" to compute the Top-Heavy Ratio, any benefit shall be discounted only for mortality and interest based on the following: (1) Interest Rate, 6%; (2) Mortality table, the Unisex Pension Table for 1984.

    10.3 MINIMUM CONTRIBUTIONS. Notwithstanding any other provision in this Plan except 10.3.2 below, for any Plan Year in which this Plan is Top-Heavy, the Company contributions (other than Salary Deferral Contributions) and forfeitures allocated on behalf of any Participant who is not a Key Employee but who is an Employee on the last day of such Plan Year shall not be less than the lesser of 3% of such Participant's compensation as an Employee, or in the case where the Company has no defined benefit plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Participating Employer contributions (including Salary Deferral Contributions) and forfeitures, as a percentage of the first $200,000 (or such greater amount as may be permitted under section 401(a)(17) of the Code) of the Key Employee's compensation, allocated on behalf of any Key Employee for that Year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because

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

of (i) the Participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory employee contributions to the Plan, or (iii) compensation less than a stated amount.

         10.3.1 For purposes of computing the minimum allocation, "compensation" means Compensation within the meaning of that term as used in
Section 6.5.

         10.3.2 For purposes of computing the minimum allocation, Affiliated Employer contributions and forfeitures allocated under any other defined contribution plan of an Affiliated Employer, in which any Key Employee participates or which enables another defined contribution plan (in which a Key Employee participates) to meet the requirements of section 401(a)(4) or 410 of the Code, shall be considered contributions and forfeitures allocated under this Plan. In the case of any non-Key Employee Participant who is also a participant in any defined benefit plan of an Affiliated Employer which designates this Plan to satisfy section 401 of the Code, the foregoing provisions of this Section
10.3 shall be applied, but with 7-1/2% substituted for 3%.

         10.3.3 The minimum allocation required (to the extent required to be nonforfeitable under section 416(b)) may not be suspended or forfeited under sections 411(a)(3)(B) or 411(a)(3)(D) of the Code.

         10.3.4 For purposes of this Section 10.3, the term "Participant" shall include, with respect to any Plan Year, any Employee who is an Eligible Employee (within the meaning of Section 6.9) with respect to such Plan Year.

    10.4 MINIMUM VESTING. Commencing on the first day of the first Plan Year in which the Plan becomes Top-Heavy, with respect to any Participant who performs at least one Hour of Service on or after such date, the Plan Accounts of each such Participant who has been credited with at least two years of Vesting Service shall be fully vested and nonforfeitable.

    10.5 ADJUSTMENTS TO SECTION 415 LIMITATIONS. In any Plan Year in which the Plan is Top-Heavy, the denominators of the defined benefit plan fraction and defined contribution plan fraction in section 415 of the Code shall be computed using 100% of the dollar limitation instead of 125%.

                                 SECTION 11

                          ADMINISTRATION OF THE PLAN

    11.1 APPOINTMENT OF COMMITTEE. The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in a Committee of such number of members as may be fixed by CBIS who shall be appointed from time to time by and serve at the pleasure of CBIS. Any person who is appointed as a member of the Committee shall signify his acceptance by filing a written acceptance with CBIS. A member of the Committee may resign by delivering his written resignation to CBIS and such resignation shall become effective upon the date specified therein or the date of receipt, whichever is later.

    11.2 SERVICE OF PROCESS. Unless another person has been appointed by CBIS to serve as agent for receipt of legal process with respect to the Plan, the Committee shall be the agent for receipt of legal process with respect to the Plan.

    11.3 COMPENSATION OF COMMITTEE. The members of the Committee shall not receive compensation for their services as such, and except as required by law, no bond or other security need be required of them in such capacity in any jurisdiction.

    11.4 RULES OF PLAN. Subject to the limitations of the Plan, the Committee may, from time to time, establish rules for the administration of the Plan and the transaction of its business. The Committee may correct errors, however arising, and, as far as possible, adjust any benefit payments accordingly. The determination of the Committee as to the interpretation of the provisions of the Plan or any disputed question shall be conclusive upon all interested parties.

    11.5 NAMED FIDUCIARY. The Committee shall be a named fiduciary of the Plan with respect to all matters entrusted to it under the terms of the Plan and the Trust. The Committee shall determine the financial needs of the Plan, from time to time, in light of the objectives of the Plan and the requirements of ERISA and shall communicate such information to each Employer and the Trustees.

    11.6 AGENTS AND EMPLOYEES. The Committee may authorize one or more agents to execute or deliver any instrument. The Committee may appoint or employ such agents, counsel (including counsel of any Affiliated Employer or the Trustee), auditors (including auditors of any Affiliated Employer or the Trustee), physicians, clerical help and actuaries as in its judgment may seem reasonable or necessary for the proper administration of the Plan, and the Committee may certify to the Trustee the expenses chargeable to the Trust for such services.

    11.7 RECORDS. The Committee shall maintain accounts showing the fiscal transactions of the Plan and shall keep, in convenient form, such data as may be necessary for valuation of the assets and liabilities of the Plan. The Committee shall prepare and submit annually to CBIS a report showing in reasonable detail the assets and liabilities of the Plan, and giving a brief account of the operation of the Plan for each Plan Year.

    11.8 DELEGATION OF AUTHORITY. The Committee may, by resolution, delegate to any person or persons any or all of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons, and the person or persons to whom authority has been delegated shall, upon written acceptance of such authority, have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Committee.

    11.9 BENEFIT CLAIMS. In the event that the Committee denies, in whole or in part, any claim for benefits under the Plan, the Committee shall promptly notify the claimant in writing of such denial, setting forth the specific reasons for such denial, and afford the claimant a reasonable opportunity for a full and fair review of his claim. The Committee shall establish rules and procedures for reviewing claims which are consistent with this Section and with any regulations issued by the Secretary of Labor under section 503 of ERISA, as such section now exists or is hereafter amended or renumbered.

    11.10 ELIGIBILITY. The members of the Committee shall not be precluded from becoming Participants in the Plan if they are otherwise eligible.

    11.11 NON-DISCRIMINATION. All determinations required of any Affiliated Employer and the Committee hereunder shall be made in accordance with the provisions hereof and in accordance with other standards and policies adopted by the Affiliated Employer or the Committee, which standards and policies shall be consistently observed and applied in a nondiscriminatory manner to all Employees similarly situated.

    11.12 INDEMNIFICATION. CBIS shall indemnify each member of the Committee for all expenses and liabilities (including reasonable attorney's fees) arising out of the administration of the Plan, other than any expenses or liabilities resulting from the member's own gross negligence or willful misconduct. The foregoing right of indemnification shall be in addition to any other rights to which the members of the Committee may be entitled as a matter of law.

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

                                  SECTION 12

                              MANAGEMENT OF ASSETS

    All assets of the Plan shall be held in the Trust for the exclusive benefit of the Participants and their Beneficiaries. Except as to the costs and expenses of the Plan and Trust not otherwise provided for and except as otherwise provided herein, in no event shall it be possible for any of the assets of the Plan to be used for, or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries. No person shall have any interest in or right to any part of the assets of the Plan, except as and to the extent provided in the Plan and the Trust.




                                      SECTION 13

                              AMENDMENT AND TERMINATION

    13.1 AMENDMENT. CBIS reserves the right to amend the Plan either retroactively or prospectively, conditionally or absolutely; provided that CBIS shall have no right to amend the Plan in such manner as would cause or permit any part of the assets of the Trust to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries; provided, further, that no amendment may be adopted changing any vesting schedule unless the nonforfeitable percentage of each Participant's Plan Accounts (determined as of the later of the date such amendment is adopted or the date such amendment becomes effective) is equal to or greater than such nonforfeitable percentage computed without regard to such amendment. If an amendment is adopted which changes any vesting schedule under the Plan, each Participant who has been credited with three years of service may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which such election may be made shall begin on the date the amendment is adopted and shall end on the latest of: (a) the 60th day after the day the amendment is adopted; (b) the 60th day after the day the amendment becomes effective; or (c) the 60th day after the day the Participant is issued written notice of the amendment. No amendment shall eliminate an optional form of distribution. The case of an amendment required to maintain the qualified status of the Plan or which does not materially increase the cost of the Plan, the Committee may exercise the powers reserved to CBIS under this
Section 13.1.

    13.2 TERMINATION. CBIS reserves the right to terminate the Plan, in whole or in part, either retroactively or prospectively, conditionally or absolutely. In the event of the termination or partial termination of the Plan or the permanent discontinuance of Company contributions to the Plan, the Plan Accounts of all affected Participants shall be fully vested and nonforfeitable. To the extent permitted by law, if the Plan is terminated, each Participant's Plan Accounts shall be distributed to him or his Beneficiary, as the case may be, as soon as practicable thereafter.


                                      SECTION 14

                              MERGERS AND CONSOLIDATIONS

    Notwithstanding any other provision hereof to the contrary, in no event shall the Plan be merged or consolidated with any other plan, nor shall any of the assets or liabilities of the Plan be transferred to any other plan, unless each Participant and Beneficiary would (if the transferee or surviving plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).


                                      SECTION 15

                              NON-ALIENATION OF BENEFITS

    No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.


                                      SECTION 16

                                    MISCELLANEOUS

    16.1 DELEGATION. Any matter or thing to be done by any Affiliated Employer shall be done by its Board of Directors, except that, from time to time, the Board by resolution may delegate to any person or committee certain of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons and the person or committee to whom or which authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Board.

    16.2 PLAN ADMINISTRATOR AND SPONSOR. CBIS shall be the "Plan Administrator" and "Sponsor" of the Plan within the meaning of those terms as used in ERISA.

    16.3 APPLICABLE LAW. The Plan shall be governed by the laws of the State of Ohio and applicable federal law.

    16.4 SEVERABILITY OF PROVISIONS. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

    16.5 HEADINGS. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

    16.6 COUNTERPARTS. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. All counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.



    IN WITNESS WHEREOF, Cincinnati Bell Information Systems Inc. has caused its name to be subscribed as of October 22, 1997.



                                      CINCINNATI BELL INFORMATION
                                      SYSTEMS INC.




                                      By:  /s/ Robert T. Enos
                                         ------------------------